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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                               SECURITIES EXCHANGE
                                   ACT OF 1934

         Date of Report (Date of earliest event reported): July 8, 2002

                              BRAND SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          Delaware                      735915            13-3909681
(State or Other Jurisdiction of  (Commission File Number) (IRS Employer
Incorporation or Organization)                            Identification Number)



                       15450 SOUTH OUTER HIGHWAY 40, #270
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 519-1000
(Address, including zip code, and Telephone Number, including area code, of Registrant's principal executive offices)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         Effective July 5, 2002, upon the recommendation of the Audit Committee of Brand Services, Inc. (the "Company"), the Board of Directors of the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Company's independent public accountants for the fiscal year 2002.

         Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 5, 2002, there were no disagreements between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's consolidated financial statements for such years and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

         The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, dated July 8, 2002, evidencing its agreement with the statements set forth in this report.

         During the years ended December 31, 2001 and 2000 and through July 5, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Brand Services, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BRAND SERVICES, INC.



                                    By:  /s/  JEFFREY W. PETERSON
                                            ------------------------------------
                                    Name:   Jeffrey W. Peterson
                                    Title:  Chief Financial Officer
                                            Vice President, Finance


Dated:   July 8, 2002


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                                  EXHIBIT INDEX


Exhibit           Description
Number

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated July 8, 2002.